                                                                    Exhibit 4.01

dsl.net, Inc. transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and the provisions of the Certificate of Incorporation and the By-laws of the Company, as amended from time to time, to which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness and facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:                                            President



                                                  Secretary


                                 Dsl.net, Inc.

     The Company is authorized to issue more than one call or series of stock. Upon written request the Company will furnish without charge to each stockholder a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


For value received,________________ hereby sell, assign and transfer unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
____________________________________________________________ Shares of the
common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: ________________________

SIGNATURE(S) GUARANTEED:


________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.